Exhibit 99.1

March 31, 2014

NORTHWEST PIPE ANNOUNCES THE SALE OF ITS OCTG BUSINESS TO CENTRIC PIPE, LLC

Vancouver, WA, March 31, 2014. Northwest Pipe Company (NASDAQ: NWPX) today announced it has sold substantially all of its oil country tubular goods (“OCTG”) assets to Centric Pipe, LLC, an affiliate of Dallas-based OCTG supplier SB International, Inc., for a purchase price of $42.7 million. The Company will retain ownership of, and lease to Centric Pipe its Houston, Texas real property. Centric Pipe will have the option to purchase the Houston real property at a later date.

“After reviewing a full range of alternatives for our OCTG business, we determined that a sale to Centric Pipe provided the best outcome for the Company, our shareholders, and our employees,” said Scott Montross, Northwest Pipe President and CEO. “This divestiture will enable us to increase our focus on growing our core Water Transmission business, while placing these assets in the hands of an experienced OCTG company with global relationships. This announcement in no way affects the Company’s commitment to and continued investment in our Atchison, Kansas line pipe facility which is on schedule to complete a major expansion project.”

Raymond James & Associates, Inc. served as exclusive financial advisor to Northwest Pipe in connection with this transaction and assisted in the review of strategic alternatives for the OCTG business.

About Northwest Pipe Company

Northwest Pipe Company is a leading manufacturer of welded steel pipe and tube products. The Tubular Products Group operates a state of the art electric resistance weld mill facility. The Tubular Products portfolio serves a wide-range of markets and its quality certified pipe and tube products are good for applications including: oil and gas, structural industrial, fire protection, low pressure and agricultural. The Water Transmission Group is the largest manufacturer of engineered steel pipe water systems in North America. With eight Water Transmission manufacturing facilities, the Group is positioned to meet North America’s growing needs for water and wastewater infrastructure. The Water Transmission Group serves a wide-range of markets and their solution-based products are a perfect fit for applications including: water transmission, plant piping, energy, tunnels, river crossings, structural, industrial and construction. The Company is headquartered in Vancouver, Washington and has manufacturing facilities in the United States and Mexico.

Forward-Looking Statements

Statements in this press release by Scott Montross are “forward-looking” statements within the meaning of the Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act that are based on current expectations, estimates and projections about our business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by us include changes in demand and market prices for our products, product mix, bidding activity, the timing of customer orders and deliveries, production schedules, the price and availability of raw materials, excess or shortage of production capacity, international trade policy and regulations and other risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2013 and from time to time in our other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

CONTACT:	Robin Gantt, Chief Financial Officer
360-397-6250